                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 52                                   Trade Date: 07/30/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 08/02/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is August 1, 2001


         CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCD4             $12,935,000.00              6.25%                 08/15/16                 100%

    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              --------------------------------
        09/15/01                   Yes                    Yes                           100% 08/15/03
        monthly                                                                    semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------          ------------------        -----------
     $12,757,143.75            $177,856.25               $3.50             ABN AMRO Financial
                                                                             Services, Inc.